EXHIBIT 10.1

FIRST AMENDMENT
TO THE
CATERPILLAR INC.
DIRECTORS’ DEFERRED COMPENSATION PLAN

Caterpillar Inc. (the “Company”) established the Caterpillar Inc. Directors’ Deferred Compensation Plan (the “Plan”) to provide members of the Board of Directors with an opportunity to defer the payment of compensation. The Plan was most recently amended and restated effective July 1, 2018 by a document dated June 14, 2018. Pursuant to Section 8.1 of the Plan, the Company has reserved the right to amend the Plan. By this instrument, the Company now amends the Plan to: (1) permit participants to make changes to their payment elections and (2) update the definition of C+B Officer.
1.    This First Amendment shall be effective as of the date of its execution.
2.    Section 1.1(b) of the Plan is hereby amended and restated in its entirety to provide as follows:
“(b)    “C+B Officer” means the Company’s Director of Total Rewards.”

3.    Section 6.3 of the Plan is hereby amended and restated in its entirety to provide as follows:
“6.3    Form of Distribution.

(a)General. Accounts shall be distributed in a single lump sum payment or in up to ten annual installments. Amounts attributable to the deferral of Equity Compensation shall be distributed in Company Stock (with any fractional shares attributable to the receipt of dividends rounded to the nearest whole share) and amounts attributable to the deferral of Cash Compensation shall be distributed in cash. Distributions shall be subject to such uniform rules and procedures as may be adopted by the Plan Administrator from time to time, consistent with Section 409A of the Code. The form of payment (i.e., lump sum or installments) shall be selected by the Participant in the initial Distribution Election Form (which may be contained in and be a part of a Deferral Agreement) submitted by the Participant to the Plan Administrator on entry into the Plan. A Participant may change the election by filing a new Distribution

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Election Form with the Plan Administrator in accordance with paragraph (b) of this Section 6.3. If a revised Distribution Election Form is not honored because it was not timely filed, distributions shall be made in the form specified in the most recent valid Distribution Election Form filed by the Participant. If no valid Distribution Election Form exists, the Participant’s accounts will be distributed in a single lump-sum.

(b)    Changes to Form of Payment. A new Distribution Election Form that changes the form of payment selected by a Participant may be filed with the Plan Administrator at any time, will be subject to such uniform rules and procedures as may be adopted by the Plan Administrator from time to time, and only will be honored in accordance with the following:

(i)    The new form will not take effect until at least 12 months after the date on which the new form is filed with the Plan Administrator; and

(ii)    The election may not be made less than 12 months prior to the date the payment is scheduled to be made, is commenced or otherwise would be made; and

(iii)    The first payment with respect to which the election is made must be deferred for a period of not less than five years from the date such payment would otherwise be made.

The provisions of this Section 6.3(b) are intended to comply with Section 409A(a)(4)(C) of the Code and shall be interpreted in a manner consistent with the requirements of such section and any regulations, rulings or other guidance issued pursuant thereto.”

4.    Section 6.5 of the Plan is hereby amended and restated in its entirety to provide as follows:
“6.5    Timing of Distribution. Unless payment is deferred pursuant to Section 6.3(b)(iii) (Form of Distribution – Changes to Form of Payment) and subject to Section 6.6 (Payment Upon Death), amounts will be distributed (or in the case of installment distributions, such installments shall commence) as soon as practicable after the January 1 coincident with or next following the Participant’s Separation from Service (but not sooner than the six-month anniversary of such Separation in the case of a Key Employee).”

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5.    Section 6.6(b)(ii) of the Plan is hereby amended and restated in its entirety to provide as follows:
“(ii)    Payments Not Commenced at Time of Death. If, at the time of the Participant’s death, payment of the Participant’s accounts has not commenced pursuant to this Article VI, the distributions made pursuant to this Section 6.6 shall be made to the Participant’s beneficiary in accordance with the then current and valid distribution election made by the Participant (or, in the absence of such a distribution election, in accordance with the “default” provisions of Section 6.3(a) (Form of Distribution – General). Further, any five-year re-deferral requirement in effect under Section 6.3(b)(iii) (Form of Distribution – Changes to Form of Payment) shall not apply in the event of death (whether the death causes the Participant’s Separation from Service or occurs after the Participant’s Separation from Service) in accordance with Treasury Regulation Section 1.409A-2(b)(1)(ii), and amounts may be distributed as soon as practicable following the date of the Participant’s death.”

6.    This First Amendment amends only the provisions of the Plan as set forth herein, and those provisions not expressly amended shall be considered in full force and effect. Notwithstanding the foregoing, this First Amendment shall supersede the provisions of the Plan to the extent those provisions are inconsistent with the provisions and the intent of this Second Amendment.
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IN WITNESS WHEREOF, the Company has caused this First Amendment to be executed by its duly authorized representative as of this 22 day of January, 2019.

CATERPILLAR INC.

/s/ Cheryl H. Johnson
Cheryl H. Johnson
Chief Human Resources Officer

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